                                                          Exhibit 12.1

                                                         CFP Group, Inc.
                                                 Earnings to Fixed Charge Ratio

                               Six Months                                                     Six Months
                                 Ended                         Year Ended                        Ended        Year Ended
                             September 30,                   September 30,                     March 31,       March 31,
                                              --------------------------------------------
                                  1993            1994            1995           1996            1997            1998
                             --------------   -------------  --------------  -------------   -------------   -------------
                                                                (dollars in thousands)
(Loss) Earnings Before Tax   $          574   $       1,713  $        2,343  $     (1,562)   $     (3,902)   $     (5,498)
                             --------------   -------------  --------------  -------------   -------------   -------------
Plus: Fixed Charges
  Interest Expense                    1,307           2,443           2,632          3,232           4,681          17,236
  1/3 of Rent expense                    94             217             206            206             148             406
                             --------------   -------------  --------------  -------------   -------------   -------------
Total Fixed Charges                   1,401           2,660           2,838          3,438           4,829          17,642
                             --------------   -------------  --------------  -------------   -------------   -------------
Earnings                              1,975           4,373           5,181          1,876             927          12,144
                             --------------   -------------  --------------  -------------   -------------   -------------
Ratio                                  1.41            1.64            1.83             -               -               -
Deficiency                                                                         (1,562)         (3,902)         (5,498)


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